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                                                                   Exhibit 10.1


                              IMCO RECYCLING INC.
                      ANNUAL INCENTIVE COMPENSATION PLAN

                                    Purpose

     The purpose of the IMCO Recycling Inc. Annual Incentive Compensation Plan (the "Plan") is to advance the interests of IMCO Recycling Inc. (the "Company") and its stockholders by (a) providing certain key employees with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain key employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company. The Plan is intended to provide Participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                                   Article I
                                  Definitions
                                  -----------

     For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          "Base Salary Midpoint" for any Participant and for any Plan Year, means the dollar amount assigned by the Committee to such Participant with respect to his job classification for purposes of the Plan.

          "Board" means the board of directors of the Company.

          "Business Unit Performance Goals" means, for any Performance Period, the key financial and strategic objectives established in accordance with
     Article II hereof for any operating business unit or profit center of the Company for that Performance Period.

          "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, all or substantially all of the holders of the outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as
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     their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the Exchange Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the Exchange Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

          "Chief Executive Officer" means the chief executive officer of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" has the meaning assigned to it in Article II.

          "Company" means IMCO Recycling Inc., a Delaware corporation.

          "Corporate Performance Goals" means, for any Performance Period, the key financial and strategic objectives for the Company and its Subsidiaries as a whole established in accordance with Article II hereof for that Performance Period.

          "Covered Employee" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Code Section 162(m), or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

          "Employee" means any person employed full-time by the Company or a Subsidiary on a salaried basis, and the term "Employment" means full-time salaried employment by the Company or a Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Final Payment Date" means the business day selected by the Committee upon which the Committee shall calculate and declare final Incentive Awards in accordance with Article V, which shall be a date after the Company's independent accounting firm issues its audit report on the Company's financial statements with respect to the Plan Year in question.

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          "Incentive Award" means the incentive compensation payment awarded to a Participant pursuant to Article V of the Plan.

          "Incentive Percentage" means, for any Performance Period, the percentage which is derived from multiplying the Target Incentive Percentage times the Performance Achievement.

          "Individual Performance Goals" means, for any Performance Period, the specific individual performance goals and objectives established in accordance with Article II hereof for each Participant selected to participate for that Performance Period, and to whom such goals and objectives are determined to apply.

          "Maximum Performance" means, for any Performance Period, the level of performance in relation to Performance Goals that will permit the maximum Incentive Award, expressed as a percentage of Base Salary Midpoint, to be paid under this Plan.

          "Officer Participant" means any Participant who is an officer of the Company.

          "Participant" means any key Employee of the Company or any of its Subsidiaries that the Committee has determined to be eligible for participation in the Plan.

          "Payment Date" means either a Preliminary Payment Date or a Final Payment Date.

          "Performance Achievement" means, for any Performance Period, the degree, expressed as a cumulative percentage, of the Participant's actual performance level(s) achieved, calculated from the aggregate of the percentages of achievement the Participant has accomplished with respect to each of his Performance Goals, and determined in accordance with Article VI hereof.

          "Performance Goals" means, for any Performance Period (and as may be applicable to a particular Participant), the Corporate Performance Goals, the Business Unit Goals, and the Individual Performance Goals.

          "Performance Period" means, for any Plan Year, the Plan Year or the portion of such Plan Year established in accordance with Article II hereof for determination of the achievement of a Performance Goal.

          "Plan" means the IMCO Recycling Inc. Annual Incentive Compensation Plan, as it may be amended from time to time.

          "Plan Year" means the fiscal year of the Company and its Subsidiaries with respect to which an Incentive Award is calculated.

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          "Preliminary Payment Date" means a business day during the last month of the fiscal year constituting the Plan Year in question selected by the Committee, upon which date the Committee shall calculate and declare Incentive Awards in accordance with Article V.

          "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

          "Target Incentive Award" means, for any Performance Period, the dollar amount derived by multiplying the Target Incentive Percentage times the Base Salary Midpoint.

          "Target Incentive Percentage" means, for any Performance Period, the percentage, not to exceed 100%, of the Base Salary Midpoint established in accordance with Article II hereof.

          "Target Performance" means, for any Performance Period, the level(s) of performance in relation to the relevant Performance Goals that have been established in accordance with Article II hereof.

          "Termination for Cause" means termination of a Participant's Employment by the Company or a Subsidiary for (a) breach of a written employment agreement by that Participant; or (b) misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any of its Subsidiaries or their business interests or reputation.

          "Termination for Good Reason" means resignation by a Participant of his Employment with the Company or a Subsidiary within two years following a Change in Control if such resignation was caused by any of the following occurrences, and so long as the Participant resigns within 30 days of the particular occurrence: (a) the Company assigns the Participant duties which are materially inconsistent with the Participant's position, duties, and status with Company at the time of the Change in Control; (b) the Company takes action without the Participant's written consent which results in a material diminution in the position, duties, or status of the Participant at the time of the Change in Control; (c) without the Participant's written consent, the Company transfers or proposes to transfer the Participant for any extended period (i.e., more than three consecutive months) to a location outside his principal place of employment at the time of the Change in Control; or (d) the Company reduces the annual base salary of the Participant.

          "Threshold Performance" means, for any Performance Period, the minimum level of performance in relation to the Performance Goals for payment of any Incentive Award under this Plan.

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                                  Article II
                                Administration
                                --------------

     Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee of the Board, or a subcommittee thereof (the "Committee"), which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. Except as provided below, all such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by any person, but shall be final, binding and conclusive on all persons ever interested hereunder.

     The Committee shall have full authority to select the key Employees who are officers of the Company who will participate in the Plan. The Chief Executive Officer shall have full authority to select the Employees who are not officers of the Company who will participate in the Plan. With respect to all Officer Participants, the Committee shall have full authority to establish the Performance Period for each Plan Year for each such Officer Participant, to determine the Base Salary Midpoint for each such Officer Participant, to establish Performance Goals with respect to each such Officer Participant and certify the extent of their achievement, and to establish and certify the achievement of any other criteria or objective for payment of Incentive Awards hereunder for such Officer Participants. With respect to all Participants who are not Officer Participants, the Chief Executive Officer shall have full authority to establish the Performance Period for each Plan Year for each such Participant, to determine the Base Salary Midpoint for each such Participant, to establish Performance Goals with respect to each such Participant and certify the extent of their achievement, and to establish and certify the achievement of any other criteria or objective for payment of Incentive Awards hereunder for such Participants.

     With respect to participation in the Plan by a Covered Employee, any decision concerning the awarding of an Incentive Award hereunder (including, without limitation, establishment of Base Salary Midpoint, Performance Goals, Incentive Percentage, Target Incentive Percentage, Target Incentive Award, Target Performance, Threshold Performance, Maximum Performance, maximum Incentive Award, and any other information necessary to calculate Incentive Awards for such Covered Employees for such Plan Year) shall be made exclusively by the members of the Committee who are at that time "outside" directors, as that term is used in Code Section 162(m) and the treasury regulations promulgated thereunder.

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                                  Article III
                                  Eligibility
                                  -----------

     An Employee may be designated as a Participant by the Committee or by the Chief Executive Officer, as the case may be, in accordance with Article II hereof, if the Employee holds a position of responsibility and has the opportunity to make a significant contribution to the management, growth and profitability of the business of the Company and its Subsidiaries. Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary.

                                  Article IV
                               Performance Goals
                               -----------------

     4.1 Corporate Performance Goals. For each Performance Period, one or more Corporate Performance Goals may be established in accordance with Article II hereof for the Company and its Subsidiaries as a whole, which shall be based on such measures and objectives as are determined by the Committee, including (without limitation): free cash flow; earnings before interest, taxes, depreciation and amortization; revenue growth; return on operating assets; and return on equity.

     4.2  Business Unit Performance Goals.    For each Performance Period, one
or more Business Unit Performance Goals may be established in accordance with
Article II hereof for any operating business unit or profit center of the Company, which may be based on financial measures and objectives which are similar to or different from those established as Corporate Performance Goals for such Performance Period, as well as any other non-financial measures and objectives.

     4.3 Individual Performance Goals. For each Performance Period, one or more Individual Performance Goals may be established in accordance with Article II hereof for each Participant to whom such goals are determined to apply. The Chief Executive Officer may recommend Individual Performance Goals for any one or more Participants (other than himself), and the Chief Executive Officer may deliver a written report to the Committee setting forth his determination of the level of achievement of such Individual Performance Goals by such Participants. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the Chief Executive Officer with respect to such Individual Performance Goals of Officer Participants.

                                   Article V
                        Calculation of Incentive Award
                        ------------------------------

     5.1 Incentive Schedule. On a date which is not later than the 83rd day of the Plan Year in question, the Committee shall determine and set forth in writing the following information for such Plan Year: (i) the key Employees designated as Officer Participants for the Plan Year; (ii) the Threshold Performance, Target Performance, and Maximum Performance levels for Officer Participants; (iii) the Target Incentive Percentage and Target Incentive Award

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for each such Officer Participant; (iv) the Performance Goal(s) with respect to each such Officer Participant; and (v) to the extent applicable to an Officer Participant, the weighting assigned, expressed as percentages, to the various component(s) of the Incentive Award that is to be paid based on the level of achievement of the Corporate Performance Goals, the Business Unit Performance Goals, and the Individual Performance Goal(s). The Committee may establish groups of Officer Participants based on such Officer Participants' positions or job classifications, for the purpose of weighting the Performance Goals. The Chief Executive Officer may make similar determinations for all Participants who are not Officer Participants.

     5.2  Determination; Adjustments.    Subject to the terms of this Plan, the
Committee shall, from time to time, determine the time or times at which Incentive Awards will be awarded to Officer Participants, select the Preliminary Payment Date and the Final Payment Date for such Officer Participants, determine and authorize the payment of the Incentive Awards to Officer Participants, and determine all other terms and conditions regarding the Incentive Awards for Officer Participants, which terms and conditions shall be consistent with this Plan. The Incentive Award for each Officer Participant will be calculated by multiplying each such Officer Participant's Base Salary Midpoint times each such Officer Participant's Incentive Percentage. The Committee shall certify, in accordance with Section 6.1 hereof, the Incentive Awards for the Officer Participants for a Plan Year on the basis of the criteria approved for such Plan Year and the level of achievement of Performance Goals for each such Officer Participant. The Chief Executive Officer may make similar determinations for all Participants who are not Officer Participants.

     After such Incentive Award amounts have been calculated, the Committee, in its sole discretion and upon the recommendation of the Chief Executive Officer, may adjust the Incentive Award upwards or downwards for any Officer Participant who is not a Covered Employee by adjusting the relative weights applied to the Performance Goals to reflect any material change in circumstances during the Plan Year. In determining whether an Incentive Award will be adjusted, the Committee shall consider any extraordinary changes which may occur during the Plan Year, such as acquisitions or divestitures, changes in accounting practices or applicable law, and shall consider such individual or business performance criteria that it deems appropriate, including, but not limited to, the Company's net income, operating earnings, gross margins, return on investment, return on equity and other relevant operating and strategic business indicia and results applicable to an individual Officer Participant. The Chief Executive Officer may similarly adjust the Incentive Awards for all Participants who are not Officer Participants. The resulting amount for each such Participant shall be his or her Incentive Award for such Plan Year. The potential Incentive Award amounts calculated in accordance with Article V of this Plan for any Participant who is a Covered Employee with respect to the Plan Year in question may be reduced by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of a potential Incentive Award determined under this Article V with respect to any Participant who is a Covered Employee with respect to the Plan Year in question be increased.

     5.3 Change in Control. In the event of a Change in Control, all Incentive Awards for the Plan Year in which the Change in Control occurred and any prior Plan Year for which all

Incentive Awards have not been paid shall be calculated on the basis of the applicable Performance Goals, weighting, and other criteria in effect prior to the Change in Control.

                                  Article VI
              Payment of Incentive Awards and General Provisions
              --------------------------------------------------

     6.1 Certification. With respect to all Officer Participants, after the end of a Performance Period, the Committee shall certify, as applicable, with respect to that Performance Period: (i) whether or not the Company achieved its Threshold Performance for its Corporate Performance Goals; (ii) whether or not each business unit achieved its Threshold Performance for its Business Unit Performance Goals; (iii) whether or not the Officer Participant achieved his Threshold Performance for his Individual Performance Goals; (iv) the level of achievement of Performance Goals for the Company and each business unit, and of the Individual Performance Goals for each Officer Participant; (v) the Performance Achievement for each Officer Participant; and (vi) the Incentive Percentage and the amount of Incentive Award payable to each Officer Participant under the Plan for the Plan Year (subject in all respects to Section 6.2 hereof). The Chief Executive Officer will make similar determinations for all Participants who are not Officer Participants after the end of a Performance Period.

     6.2 Payment. As a condition to eligibility for payment of an Incentive Award with respect to any particular Performance Period, a Participant shall be required to be in the employ of the Company or one of its Subsidiaries through the applicable Payment Date, unless (i) such Participant terminated his or her Employment during the Plan Year in question due to retirement from the Company and its Subsidiaries in accordance with standard retirement policies of the Company and its Subsidiaries then in effect, (ii) the Participant, while in the employ of the Company or one of its Subsidiaries, became totally and permanently disabled (as that term is defined in Section 22(e) of the Code) or died during the Plan Year in question , or (iii) the Participant resigned under circumstances constituting Termination for Good Reason during the Plan Year in question. In the event of such retirement, death, disability, or Termination for Good Reason, the Participant (or, in the case of death or disability, the Participant's estate or legal representative, as the case may be, or a designated beneficiary in accordance with Section 10.6) shall receive the Incentive Award to which such Participant would have been entitled if he were employed on the last day of such Plan Year and the Payment Date in question.

     In addition, if a Participant was in the employ of the Company or one of its Subsidiaries through the Preliminary Payment Date, but the Participant's Employment is terminated under circumstances constituting Termination for Cause before the Final Payment Date for the Incentive Award for such Plan Year, the Participant shall have no right to any payment with respect to any portion of that Incentive Award which has not already been made.

     In the event that a person becomes an Employee of the Company or one of its Subsidiaries during a Plan Year and the Committee determines that such person is not a Covered Employee, such person may be designated as a Participant by the Committee as of the date determined by the Committee, and any such Participant shall be entitled to receive a prorated portion of his Incentive Award based on the portion of the Plan Year that such Participant was in the employ of the Company or one of its Subsidiaries. If a Participant who is a Covered

Employee ceases to be employed by the Company or any Subsidiary or such Participant's status with the Company or any Subsidiary as an officer changes as a result of a reassignment of duties, any person who succeeds the Participant in the same or a comparable position within the Company or any Subsidiary, may be designated by the Committee as a Participant for the duration of the applicable Plan Year, effective as of the date such person assumes such position.

     On the Preliminary Payment Date, the preliminary Incentive Award amounts shall be calculated in accordance with Article V, and the Committee may authorize payment of 70% of the preliminary Incentive Award, if any, payable to each Participant. The Committee shall instruct the Company, or instruct the Company to cause any Subsidiary, as applicable, to pay to each Participant his preliminary Incentive Award in accordance with this Article VI, as promptly as reasonably practicable after such Preliminary Payment Date.

     On the Final Payment Date, each Participant's Incentive Award shall be calculated in accordance with Article V, and the Committee shall either:

          (a) allocate and distribute the portions of the Incentive Award which had not been previously paid to each Participant following the Preliminary Payment Date; provided, however, that subject to the foregoing provisions of this Section 6.2, in order for a Participant to receive an Incentive Award on the Final Payment Date, it shall be a requirement that such Participant shall be employed by the Company or its Subsidiaries on such Final Payment Date; or

          (b) if the amount of a Participant's Incentive Award for the entire Plan Year calculated as of the Final Payment Date is less than the portion of the Incentive Award which had previously been paid to such Participant on the Preliminary Payment Date, the difference shall be subtracted from the amount of the Incentive Award payable in the next succeeding Plan Year or Plan Years, if any, until such difference has been eliminated.

     6.3 Partial Fiscal Years. In the event that the Company and its Subsidiaries adopt any different fiscal year which results in a fiscal year having less than twelve months, the Committee shall, in its sole discretion, award Incentive Awards computed as provided in Article V, but reduced by the Committee for such shortened fiscal year, or defer any awards of Incentive Awards for such fiscal period until a Payment Date following such full twelve-month fiscal year.

     6.4 No Rights to Incentive Award. The prospective recipient of an Incentive Award shall not have any rights with respect to any Incentive Award, or any portion thereof, until the actual award thereof on the Payment Date to which the particular Incentive Award amount relates.

     6.5 Limitation on Total Incentive Award. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Award payable to any Participant with respect to any Plan Year shall not exceed 200% of such Participant's Base Salary Midpoint for such Plan Year. In addition, in no event may a total Incentive Award amount be paid under this Plan to a Participant for any Plan Year which exceeds $1,000,000.

                                  Article VII
                          Amendment or Discontinuance
                          ---------------------------

     The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished performance goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Plan Year may only be effected on or prior to the last day for establishment of an Incentive Schedule by the Committee for such Plan Year in accordance with Section 5.1. In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Incentive Awards granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Awards granted under the Plan).


                                 Article VIII
                              Effect of the Plan
                              ------------------

     Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted an Incentive Award or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

                                  Article IX
                                     Term
                                     ----

     The effective date of this Plan shall be as of January 1, 1999, subject to stockholder approval of its material terms. This Plan and any benefits granted hereunder shall be null and void if stockholder approval of its material terms is not obtained at the 1999 annual meeting of stockholders of the Company. This Plan shall remain in effect until it is terminated by the Board.


                                   Article X
                           Miscellaneous Provisions
                           ------------------------

     10.1 No Right to Continue Employment. Nothing in the Plan confers upon any Participant the right to continue in the employ of the Company or any Subsidiary or interferes with or restricts in any way the right of the Company or any Subsidiary to discharge any Employee at any time (subject to any contract rights of such Employee).

     10.2 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Award to a Participant.

     10.3 Indemnification of Board and Committee. No member of the Committee, nor any officer, employee or agent of the Company or any Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and every officer, employee or agent of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. Each member of the Committee shall, in the performance of his or her duties under the Plan, be fully protected in relying in good faith upon the financial statements of the Company as contemplated by the terms of the Plan.

     10.4 Effect on Participation. The award of an Incentive Award to a Participant shall not by itself be deemed either to entitle the Participant to, or to disqualify the Participant from, as the case may be, participation in any other future grant of bonuses under the Plan or otherwise, or in any other compensation or benefit plan of the Company or any of its Subsidiaries currently existing or hereafter established.

     10.5 Other Compensation Agreements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.6 Applicability to Successors. The Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution; provided however, that a Participant may designate a beneficiary or beneficiaries to receive payments after the Participant's death, by written notice to the Committee. If the Company becomes a party to any merger, consolidation or reorganization, the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

     10.7 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

     10.8 Stockholder Vote. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. No award or payment of any Incentive Award under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained.

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     10.9   Governing Law.  This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

     10.10 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any Incentive Awards granted but not yet paid to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.



     IN WITNESS WHEREOF, the Company has caused this instrument to be executed pursuant to prior action taken by the Board.

                                         IMCO RECYCLING INC.


                                         By:    /s/ PAUL V. DUFOUR
                                                --------------------------------
                                         Name:  Paul V. Dufour
                                                --------------------------------
                                         Title: Executive Vice President and CFO
                                                --------------------------------

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